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                                                                      Exhibit 21


                LIST OF SUBSIDIARIES OF CITIZENS FINANCIAL CORP.

     Citizens Financial Corp., the registrant herein, certifies that it has two wholly-owned subsidiaries as of December 31, 2000 which are Citizens National Bank of Elkins, Randolph County, West Virginia, a national banking association incorporated in the state of West Virginia, and Citizens Financial Services, LLC, which is a member of a general insurance agency, ProServ, LLC, also incorporated in West Virginia.






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